Exhibit 10.2

 CONSENT

           THIS WAIVER AND CONSENT (this “Agreement”) is made as of the 31st of December, 2011 by and among One Bio Corp., a Florida corporation (“OBC”), and the holders identified on the signature pages hereto (each a “Stockholder” and collectively, the “Stockholders”). Each of the capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the  Assignment Agreement as defined below.

           WHEREAS, on August 26, 2009, OBC acquired 3,990 shares of common stock (the "TFS Shares"), of Trade Finance Solutions Inc., an Ontario corporation (“TFS”) pursuant to that certain Share Purchase Agreement (the “Share Purchase Agreement”) by and among OBC, TFS and the Stockholders for a total consideration of $1,279,914 (the “Cash Purchase Price”) and 17,066 shares of common stock of OBC (the “Equity Consideration”);

           WHEREAS, OBC intends to transfer the TFS Shares to Global Fund Holdings, Corp., an Ontario corporation (the “Purchaser”) pursuant to an Assignment Agreement to be entered into by OBC, the Purchaser and TFS (the “ Assignment Agreement”) as of December 31, 2011;

           NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows:

1.           Consent.  Each Stockholder hereby consents to: (a) the transfer of TFS Shares by OBC to the Purchaser upon the terms and subject to the conditions set forth in the Assignment Agreement, and (b) the assignment of the Share Purchase Agreement from OBC to the Purchaser and the assumption by the Purchaser of all the obligations of OBC under the Share Purchase Agreement including without limitation any and all obligations to pay the Cash Purchase Price to the Stockholders and any obligations regarding the Equity Consideration. The parties hereto agree that in lieu of receiving - the Equity Consideration Purchaser shall pay the Stockholders an aggregate of $73,384 in cash (“Equity Consideration Cash Equivalent”). The Equity Consideration Cash Equivalent shall be added to the Cash Purchase Price and paid as provided for in the Assignment Agreement. The  parties hereto further agree that the Purchaser shall pay any outstanding Quarterly Installment Payments as defined in the Share Purchase Agreement due up to Dec 31, 2011 on March 31, 2012.

2.           Representations and Warranties.  Each Party hereto represents and warrants that (a) it has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity not a Party hereto any claim, debt, covenant, agreement, contract, liability, demand, obligation, account, expense, action, cause of action or suit being released hereunder; (b) each Party has full right, power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby; (c) all acts or proceedings required to be taken by the Parties to authorize the execution, delivery and performance of this Agreement, and the consummation of all the transactions contemplated hereby, have been duly and properly taken; (d) no consent, approval or authorization of any third party is required in order to consummate the transactions contemplated by this Agreement except as has otherwise already been obtained; (e) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement in accordance with the terms and conditions of this Agreement have been duly and validly authorized by all necessary action on the part of such Party and will not violate (i) to such Party’s knowledge, any order, judgment, injunction, award or decree of any court, or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon such Party or upon the properties or business of such Party, or (ii) to such Party’s knowledge, any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to such Party or to the properties or business of such Party; and (f) this Agreement has been duly executed and delivered and constitutes the lawful, valid and legally binding obligations of each Party enforceable in accordance with its terms.

3.           No Disparagement.  OBC and each of the Stockholders agrees that at all times subsequent to the Closing, no party shall make any comments, speech or written statements or take any other action which may either demean, ridicule, cast disrepute or otherwise reflect unfavorably upon the other Party, their officers, directors, shareholders, present and former agents and/or employees as the case may be.

4.           Miscellaneous.

           a.           Receipt of Legal Advice.  Each Party has received independent legal advice from their attorneys with respect to the negotiation of this Agreement and the advisability of executing this Agreement and any related documents.

           b.           Successors and Assigns.  This Agreement is binding upon and shall inure to the benefit of the Parties hereto, their respective insurers, attorneys, divisions, subsidiaries, assigns, successors-in-interest, agents, representatives, officers, directors, employees, clients and shareholders.

           c.           Entire Agreement and Merger. This Agreement constitutes the entire understanding and agreement of the Parties with respect to the matters referred to herein and supersedes and replaces entirely any other agreements between, or involving the Parties, including, but not limited to, the Share Purchase Agreement.  Any representation, promise or condition, whether written or oral, among the Parties with respect to the matters referred to herein which is not expressly so incorporated shall not be binding on the Parties.  The Parties acknowledge they have not relied, in entering into this Agreement, on any representations, promises or conditions not expressly set forth in this Agreement.  No prior oral or written understanding, covenant, or agreement between, or involving the Parties with respect to the matters in this Agreement shall survive the execution of this Agreement.

           d.           Amendment.  No supplement, modification, or amendment to this Agreement shall be binding unless executed in writing by all Parties.

           e.           Non-Waiver.  No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision.  No waiver shall be binding unless it is executed in writing by the Parties.

           f.           Construction.  This Agreement shall be construed according to its fair meaning and be deemed prepared by all Parties.

           g.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which when so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.  In lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original.

           h.           No Admission.  Nothing in this Agreement is intended to or may be construed in any manner as an admission by any of the Parties of any liability, wrongdoing, violation of law, or unlawful conduct whatsoever.  Neither this Agreement nor any of its provisions shall be offered or received in evidence against any Party in any action or proceeding, except an action or proceeding to enforce its terms.

           i.           Governing Law; Jurisdiction. Any dispute, disagreement, conflict of interpretation or claim arising out of or relating to this Agreement, or its enforcement, shall be governed by the laws of the State of Florida.  The Parties hereby irrevocably and unconditionally submit, for themselves and their property, to the nonexclusive jurisdiction of the appropriate state and federal courts located in the Dade County, Florida, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the Parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts.  Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to above.  Each of the Parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.  Each Party to this Agreement irrevocably consents to service of process in the manner provided for notices below.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.   EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

           j.           Titles and Headings.  Titles and headings to sections of this Agreement are for the purpose of reference only and shall in no way limit, define or otherwise affect the interpretation or construction of such provisions.

           k.           Notices.  All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

           If to OBC:

           One Bio Corp.
           19950 W Country Club Drive, Suite 100
           Aventura, Florida 33180

           With a copy to:

           Guzov Ofsink, LLC
           900 Third Avenue, 5th Floor
           New York, New York 10022
           Attn: Darren L. Ofsink, Esq.

           If to any Shareholder, at the address of such person set forth on the signature pages hereto.

Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.  Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

l.           Severability.  If any provision or term of this Agreement is held to be illegal, invalid, or unenforceable, such provision or term shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.  Furthermore, in lieu of each such illegal, invalid, or unenforceable provision or term there shall be added automatically as a part of this Agreement another provision or term as similar to the illegal, invalid, or unenforceable provision as may be possible and that is legal, valid, and enforceable.

           m.           Costs, Expenses.  Each Party hereto shall bear its own costs in connection with the preparation, execution and delivery of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on as of the date first above written.

ONE BIO CORP.

By:	/s/ Marius Silvasan
Name: Marius Silvasan
Title: Chief Executive Officer

 STOCKHOLDERS:

/s/ Melanie Kerekes
Melanie Kerekes
92 Willis Drive
Aurora, ON L4G 7M4

/s/ Jim Oattes
Jim Oattes
19 Tullis Drive
Toronto, ON M4S 2E2

/s/ Tomas Anleo Gonzales
Tomas Anleo Gonzales
1120 N.W. 129 Ct.
Miami, Florida 33182

/s/ Vern Ralphs
Vern Ralphs
1259 Abbey Road
Pickering, ON L1X 1W3

/s/ Steve McDonald
Steve McDonald
1 Palace Pier Court, Suite 706
Toronto, ON M8V 3M9

/s/ Peter Cook
Peter Cook
27 Allayden Drive
Whitby, ON L1P 1L5

/s/ Michael Weingarten
Michael Weingarten
571 Melrose Ave.
North York, ON M5M 2A4